Exhibit 99.1

Double Eagle Petroleum Company

P. O. Box 766 · Casper, WY 82602 · 1-307-237-9330 · Fax: 1-307-266-1823
From the desk of Steve Hollis, President
FOR RELEASE AT 6:00 AM, EST
Date: May 4, 2007
Double Eagle Petroleum Announces Conference Call
CASPER, Wyo., May 4th /PRNewswire-FirstCall/ — Double Eagle Petroleum Co. (Nasdaq: DBLE) today announced that it will have a telephone conference call to discuss first quarter 2007 financial and operating results. The call will be held at 10:00 a.m. Mountain Time, on Thursday, May 10, 2007.
     The conference call information is as follows:

Participant Dial-in number:	1-800-434-1335
Participant Direct-dial number:	1-920-404-6442
Participant UK Toll-free number:	08081014881
Please Request:	Double Eagle — First Quarter Earnings 2007
Participant Code:	859921#
A playback will be available for two weeks after the actual call at 1-800-428-6220, with the playback conference code of 254314#. As soon as practical after the conference call, a playback of the call will also be available on the Double Eagle web site at www.dble.us.
About Double Eagle
Founded in 1972, Double Eagle Petroleum Co. explores for, develops, and sells natural gas and crude oil, with natural gas constituting more than 90% of its production and reserves. The Company’s current development activities are in its Atlantic Rim coal bed methane play, in the Pinedale Anticline and in the Madden Deep Unit of the Wind River Basin, all in Wyoming. Its current exploration activities involve the Christmas Meadows Prospect in northeastern Utah, as well as the Cow Creek Unit Deep #2 and South Fillmore prospects in southwestern Wyoming.